Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Wells Fargo & Company:

We consent to the incorporation by reference in the registration statements noted below on Forms S-3, S-4 and S-8 of Wells Fargo & Company (the “Company”), of our reports dated February 23, 2005, with respect to: (a) the consolidated balance sheet of Wells Fargo & Company and Subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of income, changes in stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2004; and (b) management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004; which reports appear in the Company’s December 31, 2004 Annual Report on Form 10-K. Our report on the aforementioned consolidated financial statements refers to a change in the method of accounting for goodwill in 2002.

Registration
Statement Number	Form	Description

333-76330	S-3	Deferred Compensation Plan for Independent Contractors
333-103711	S-3	Universal Shelf 2003
333-105939	S-3	Convertible Debentures
333-113573	S-3	Wells Fargo Direct Purchase and Dividend Reinvestment Plan
333-114775	S-3	Universal Shelf 2004
333-68512	S-4	Acquisition Registration Statement
333-115993	S-4	Acquisition Registration Statement
333-121545	S-4	First Community Capital Corporation
333-83604	S-4/S-8	Tejas Bancshares, Inc.
033-57904	S-4/S-8	Financial Concepts Bancorp, Inc.
333-63247	S-4/S-8	Former Wells Fargo & Company
333-37862	S-4/S-8	First Security Corporation
333-45384	S-4/S-8	Brenton Banks, Inc.
333-107230	S-4/S-8	Pacific Northwest Bancorp
333-12423	S-8	Long-Term Incentive Compensation Plan
333-62877	S-8	Long-Term Incentive Compensation Plan
333-103776	S-8	Long-Term Incentive Compensation Plan
333-50789	S-8	PartnerShares Plan
333-74655	S-8	PartnerShares Plan
333-103777	S-8	PartnerShares Plan
333-107229	S-8	401(k) Plan
333-105091	S-8	Directors Stock Compensation and Deferral Plan
333-52600	S-8	Wells Fargo Financial Thrift and Profit Sharing Plan
333-54354	S-8	Deferred Compensation Plan
333-115994	S-8	Deferred Compensation Plan
333-101739	S-8	Wells Fargo Stock Purchase Plan

/s/ KPMG LLP
San Francisco, California
March 17, 2005